THE SPECIAL MEETING OF SHAREHOLDERS IN THE FOLLOWING FUNDS HAS
           BEEN ADJOURNED UNTIL FEBRUARY 18, 2003 AT 10:00 A.M. AT THE
                     OFFICES OF COLUMBIA MANAGEMENT COMPANY
                    1300 SW SIXTH AVENUE, PORTLAND, OR 97201
                               5TH FLOOR BOARDROOM


                               CMC SMALL CAP FUND
                               CMC SHORT TERM BOND
                           CMC FIXED INCOME SECURITIES
                                 CMC HIGH YIELD



In order to be represented in the voting process, it is important that you return your ballot(s) as soon as possible. In the interest of meeting the deadline, we encourage you to fax your ballot to 503-973-6663.

If you have any questions, please contact your Columbia Representative at 1-800-547-1037.

Thank you.